AMENDED AND RESTATED
                                CREDIT AGREEMENT
                          dated as of January 23, 1998
                                      among
                               FARREL CORPORATION,
                                 FARREL LIMITED,
                               FARREL SHAW LIMITED
                                       AND
                            THE CHASE MANHATTAN BANK

                      AMENDED AND RESTATED CREDIT AGREEMENT


          AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 23, 1998 among FARREL CORPORATION, a corporation organized under the laws of Delaware (the "U.S. Company"), FARREL LIMITED, a corporation organized under the laws of England and Wales ("Farrel Limited") and FARREL SHAW LIMITED, a corporation organized under the laws of England and Wales ("Farrel Shaw" and together with Farrel Limited, the "U.K. Companies") (each a "Borrower" and, collectively, the "Borrowers") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

          WHEREAS, the U.S. Company, Farrel Limited and the Bank have entered into that certain Credit Agreement dated as of March 20, 1993, as amended (the "Existing Credit Agreement") pursuant to which the Bank has extended credit to such Borrowers evidenced as by certain promissory notes issued by such Borrowers to the Bank (the "Existing Notes"); and

          WHEREAS, this Agreement amends and restates in its entirety the Existing Credit Agreement in order to, among other things, increase the amount available for borrowing, provide for the issuance of a Term Loan, and add Farrel Shaw as a Borrower hereunder.

          NOW THEREFORE, the Borrowers and the Bank agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS

          Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Accounting Month" means each fiscal month of the Borrowers, it being understood that each fiscal year of the Borrowers is divided into four fiscal quarters of 13 weeks each, and each such fiscal quarter is divided approximately into two four-week months and one five-week month.

         "Acquisition" means the acquisition by Farrel Shaw of the Francis Shaw Rubber Machinery business owned by Francis Shaw, FSRM and PRC, pursuant to the terms of the Acquisition Documents.

         "Acquisition Documents" mean that certain Agreement dated December 4, 1997, among Francis Shaw, FSRM, PRC, Farrel Shaw, Farrel Limited and EIS Group plc, and all other agreements, instruments or documents entered into in connection therewith or delivered pursuant thereto.

          "Additional Costs" has the meaning assigned to such term in Section 3.01.

         "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any Borrower or any of their Subsidiaries; (b) which directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of any Borrower or any such Subsidiary; (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or any such Subsidiary; or (d) which is a partnership in which any Borrower or any of their Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agency Fee" has the meaning assigned to such term in Section 2.11(b).

         "Aggregate Outstandings" means the sum of, without duplication, (A) the aggregate principal amount of Loans outstanding at such time, plus (B) the L/C Obligations.

         "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Alternative Currency" means any currency other than Dollars or Pounds Sterling which is freely transferrable and convertible into Dollars, and for which Chase London quotes a per annum interest rate for the offering to leading banks in the London interbank market of deposits.

         "Application" means an application in such form as the Bank may specify from time to time, requesting the Bank to open a Letter of Credit.

         "Backlog Certificate" means each certificate delivered by the Borrowers substantially in the form of Exhibit B-2.

         "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City, and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "Borrowing Base" means at any date of determination thereof, the sum of
(i) 85% of Eligible U.S. Receivables at such date plus (ii) 50% of Eligible U.S. Inventory at such date plus (iii) 85% of

Eligible U.K. Receivables at such date plus (iv) 50% of Eligible U.K. Inventory at such date; the Borrowing Base shall be determined by the Bank monthly based upon a Borrowing Base Certificate submitted by the Borrowers to the Bank and certified as accurate and complete by the senior financial officer of the U.S. Company.

         "Borrowing Base (U.S.)" means at the date of determination thereof, the sum of (i) 85% of Eligible U.S. Receivables at such date plus (ii) 50% of Eligible U.S. Inventory at such date; the Borrowing Base (U.S.) shall be determined by the Bank monthly based upon a Borrowing Base Certificate submitted by the Borrowers to the Bank and certified as accurate and complete by the senior financial officer of the U.S. Company.

         "Borrowing Base Certificate" means each certificate delivered by the Borrowers substantially in the form of Exhibit B-1.

         "Capital Expenditure" means, with respect to any Person, any expenditure made or obligation incurred by such Person to purchase, acquire or construct fixed assets, plant and equipment (including renewals, improvements, replacements and incurrence of obligations under Capital Leases) less cash revenues received by such Person from the sale of fixed assets, plant and equipment.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Chase London" means the London branch of the Bank.

         "Closing Date" means the date this Agreement has been executed by each of the Borrowers and the Bank.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" mean the Revolving Credit Commitment and the Term Loan Commitment.

         "Commitment Fee" has the meaning assigned to such term in Section 2.11(a).

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of any Borrower in accordance with GAAP.

         "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrowers and their Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

         "Current Assets" means all assets of the Borrowers treated as current assets in accordance with GAAP, excluding prepaid expenses.

         "Current Liabilities" means all liabilities of the Borrowers treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date on which the determination is made (but not including the obligations under this Agreement in the one year period prior to the Termination Date) and (b) installment and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Borrowers to a date more than one year from the date of determination.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business);
(c) Unfunded Benefit Liabilities of such Person (if such Person is not a Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrowers); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

         "Debt Service Charges" means, for any fiscal year, the sum of (i) all scheduled payments of principal during such period on or with respect to Debt of the Borrowers or their Consolidated Subsidiaries (including without limitation imputed principal on Capital Leases), plus (ii) Interest Expense during such period.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrowers under this Agreement, the Notes, the Letters of Credit or the Facility Documents that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent above the Variable Rate as in effect from time to time plus the Margin (if any) provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition.

          "Direct Borrowing Sublimit" means the amount of the lesser of (i) $10,000,000 plus 50% of the amount of ---- backlog of the Borrowers in excess of $40,000,000 or (ii) $15,000,000.

          "Dollars" and the sign "$" mean lawful money of the United States of America.

         "EBIT" means, for any fiscal year, (i) the consolidated net income of the Borrowers and their Consolidated Subsidiaries plus (ii) all taxes accrued with respect to such fiscal year which are calculated and charged upon the profits of the Borrowers and their Consolidated Subsidiaries plus (iii) all Interest Expense accrued with respect to such fiscal year.

         "EBITDA"  means,  for any fiscal year,  (i) EBIT for such period,  plus
(ii) the aggregate amounts of depreciation and amortization to the extent that such amounts were deducted in the computation of EBIT for such period.

         "Eligible Receivables" of a Borrower means the gross amount of the accounts receivable of such Borrower that arose in the ordinary course of business of such Borrower and are free and clear of any and all Liens and claims of others, less any re-bills and chargebacks (but excluding chargebacks of previously disputed items which have been subsequently agreed to by the customer) of any nature (whether issued, owing, granted, or outstanding), less customary reserves for: slow paying accounts (which shall be defined as any and all accounts the payment of which is due and owing for a period of 90 or more days from the due date of the invoice in respect thereof); credit balances which are over 90 days past due; that portion of any account which is less than 90 days past due if more than one-half of the total amount in respect of such account is more than 90 days past due; sales to the other Borrowers, to any Subsidiary of the Borrowers or sales to any entity affiliated with the Borrowers in any way; sales to financially unsound customers; dilution (which is a reserve for such Borrower's normal pattern of returns, discounts, claims, credits, allowances and other reductions in the Borrowers' receivables).

         "Eligible U.K. Inventory" means the net amount of the inventory of the Borrowers located in the United Kingdom that is owned by such Borrowers free and clear of any and all Liens or claims of others, including raw materials and work-in-process, but less any packaging materials and supplies, damaged or unsalable goods returned or rejected by such Borrower?s customers, goods to be returned to the Borrowers? suppliers, goods in transit to third parties (other than the Borrowers? agents or warehouses and goods out at contractors), and less any reserves required for special order goods (unless built for a specific order), and market value declines.

         "Eligible U.S. Inventory" means the net amount of the inventory of the Borrowers located in the United States of America that is owned by such Borrowers free and clear of any and all Liens or claims of others, including raw materials and work-in-process, but less any packaging materials and supplies, damaged or unsalable goods returned or rejected by such Borrower's customers, goods to be returned to the Borrowers' suppliers, goods in transit to third parties (other than the Borrowers' agents or warehouses) and goods out at contractors, and less any reserves required for special order goods (unless built for a specific order), and market value declines.

          "Eligible U.K. Receivables" means Eligible Receivables of the U.K. Companies.

          "Eligible U.S. Receivables" means Eligible Receivables of the U.S. Company.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in section 414(b) or (c) of the Code of which any Borrower is a member, or (ii) solely for purposes of potential liability under section 302(c)(11) of ERISA and section 412(c)(11) of the Code and the lien created under section 302(f) of ERISA and section 412(n) of the Code, described in section 414(m) or (o) of the Code of which any Borrower is a member.

         "ERISA Event" means (i) a "reportable event" described in section 4043 of ERISA and the regulations thereunder with respect to any Title IV Plan (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations); (ii) the filing of a notice of intent to terminate a

Title IV Plan under section 4041 of ERISA; (iii) the institution of proceedings to terminate a Title IV Plan by the PBGC; (iv) any other event or condition that might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or the imposition of any material liability under Title IV of ERISA; (v) an event requiring notification under section 4041(c)(3)(c) of ERISA with respect to a Title IV Plan; (vi) the withdrawal, as described in ERISA section 4063, of any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" (as defined in section 4001(a)(2) of ERISA); (vii) with respect to any Title IV Plan, the cessation of operations at a facility in the circumstances described in section 4068(f) of ERISA; (viii) the adoption of an amendment to a Title IV Plan requiring the provision of security to such plan pursuant to section 307 of ERISA; (ix) with respect to any ERISA Affiliate, the failure to make a payment required under section 412 of the Code or section 302 of ERISA which failure has not been cured within thirty (30) days; (x) a Pension Plan having an "accumulated funding deficiency" (as defined in section 412 of the Code and section 302 of ERISA) whether or not waived; (xi) the application for, or receipt of, a funding waiver from the Internal Revenue Service with respect to any Pension Plan; (xii) the adoption of an amendment to any Pension Plan that pursuant to section 401(a)(29) of the Code or section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such plan is a part if either Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions thereof or such sections; or
(xiii) a Pension Plan intended to be qualified under section 401(a) of the Code ceases to be so qualified or its related trust ceases to be exempt under section 501(a) of the Code.

         "Event of Default" has the meaning given such term in Section 9.01.

         "Facility Documents" means this Agreement, the Notes, the Letters of Credit, and any Interest Rate Protection Agreement to which the Bank is a party, as each may be amended or supplemented from time to time.

         "Facility  Fee"  has  the  meaning  assigned  to such  term in  Section
2.11(b).

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation if the rate on the Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

         "Fixed Base Rate" means with respect to any Interest Period for a Fixed Rate Loan: the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) quoted at approximately 11:00 a.m. London time by Chase London two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits, Pound Sterling deposits or deposits of an Alternative Currency, as the case may be, in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the related Fixed Rate Loan which shall be made by the Bank and outstanding during such Interest Period.

         "Fixed Rate" means, for any Fixed Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) determined by the Bank to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

         "Fixed Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

         "Foreign Exchange Contract" means a contract pursuant to which any Borrower purchases or sells foreign currency for a fixed Pounds Sterling or Dollar amount at a future date.

         "Forfeiture Proceeding" means any action, proceeding or investigation affecting any Borrower or any of their Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which is reasonably likely to result in an indictment of any of them or the seizure or forfeiture of any of their property.

         "Francis Shaw" means Francis Shaw & Company (Manchester) Limited, a corporation organized under the laws of England and Wales.

         "FSRM" means Francis Shaw Rubber Machinery Limited, a corporation organized under the laws of England and Wales.

         "Funded Debt" means, with respect to any Person, all Debt of such Person for money borrowed which by its terms matures more than one year from the date as of which such Funded Debt is incurred, and any Debt of such Person for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05 (except for changes concurred with by the Borrowers' independent public accountants).

         "Hazardous Materials" means any substance regulated under Environmental Laws and includes, without limitation, any hazardous or toxic waste, substance or material; asbestos or PCBs; petroleum products including gasoline, fuel oil, crude oil, diesel oil and various constituents of such products; and any other chemicals, materials or substances which are regulated under Environmental Laws.

         "Interest Expense" means all payments made by the Borrowers and their Subsidiaries of interest, finance charges, the portion of capital lease payments attributable to the time value of money and other fees, charges and expenses extracted in exchange for the forbearance from the collection of money.

         "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from a Variable Rate Loan or renewed, as the case may be, and ending, as the respective Borrower may select pursuant to Section 2.06, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that in the case of the Term Loan, the initial interest period will commence on the Closing Date and shall end on March 31, 1998 and for each subsequent interest period thereafter the respective Borrower may only select as an ending date, the numerically corresponding date in the third month after commencement and provided further that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "Interest Rate Protection Agreements" means any interest rate swap, cap, collar agreement or similar arrangement between any Borrower and the Bank providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Issuing Bank" means the Bank or Chase London, as the case may be, in its capacity as issuer of any Letter of Credit.

         "L/C Fee Payment Date" means the date of issuance of each L/C and each three month anniversary thereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 2.01(e)(iv).

         "Letters of Credit" means  standby,  trade and  documentary  letters of
credit  and  bank  guarantees  and   performance   bonds  issued  under  Section
2.01(e)(i).

         "Lending Office" means, for each type of Loan, the lending office of the Bank designated as such for such type of Loan on its signature page hereof or such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Borrowers as the office by which like Loans are to be made and maintained.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" mean the Revolving Credit Loans and the Term Loan made by the Bank pursuant to Section 2.01.

         "Margin" means, (a) for a Variable Rate Loan, 0% and (b) for a Fixed Rate Loan, 1.25% if such Loan is a Revolving Credit Loan and 1.75% if such Loan is a Term Loan.

         "Multiemployer Plan" means a Plan defined as such in section 3(37) of ERISA to which contributions have been made by either of the Borrowers or any ERISA Affiliate, or as to which either of the Borrowers or any ERISA Affiliate has any direct or indirect fixed or contingent liability.

         "Notes" means the Revolving Credit Note and the Term Note.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a Plan (including,  but not limited to, a Title IV
Plan) that is an "employee benefit pension plan" as defined in section 3(2) of ERISA.

         "Person" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any of the

Borrowers or any ERISA Affiliate, or as to which any of the Borrowers or any ERISA Affiliate has any direct or indirect fixed or contingent liability, excluding any Multiemployer Plan.

         "Pounds Sterling" and the sign "?" mean lawful money of the United Kingdom.

         "Principal Office" means the principal office of the Bank, presently located at 270 Park Avenue, New York, New York 10017.

         "PRC" means PRC Fabrications Limited, a corporation organized under the laws of the England and Wales.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means any change after the date of this Agreement in United States federal, state, municipal or United Kingdom or other foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Banks of or under any United States federal, state, municipal or United Kingdom or other foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Bank pursuant to subsection 2.01(e)(iv) for amounts drawn under the Letters of Credit.

         "Reserve Requirement" means, for any Fixed Rate Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

         "Retiree Welfare Plan" means a Welfare Plan that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, other than as may be required by COBRA at the expense of the participant or the beneficiary of the participant.

         "Retiree  Welfare  Plan  Liability"  means  with  respect  to a Retiree
Welfare Plan the total value as of the determination date of all expected postretirement benefit obligations determined in accordance with the Financial Accounting Standard No. 106, determined without regard to the effective date of the standards set forth in the Financial Accounting Standard No. 106.

         "Revolving Credit Commitment" means the obligation of the Bank to make Revolving Credit Loans under this Agreement in the aggregate principal amount of $18,500,000 or an equivalent amount denominated in Pounds Sterling, or an Alternative Currency, as such amount may be reduced or otherwise modified from time to time.

         "Revolving  Credit  Loan"  has the  meaning  assigned  to such  term in
Section 2.01(a) hereof.

         "Revolving Credit Note" means the promissory note issued by the Borrowers in the form of Exhibit A-1 hereto evidencing the Revolving Credit Loans made by the Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

         "Revolving Credit Termination Date" means December 31, 1999; provided that if such date is not a Banking Day, the Revolving Credit Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day); and provided further that the Bank may extend the Revolving Credit Termination Date by providing written notice to the Borrowers.

         "SEC" means the Securities and Exchange Commission.

         "SEC Filings" means the U.S. Company's Registration Statement on Form S-1, File No. 33-43539 as filed with the SEC on January 13, 1992, pursuant to the Securities Act of 1933, as amended, and any subsequent report on Form 10-Q and on Form 10-K.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Tangible Net Worth" means, at any date of determination thereof, consolidated stockholders equity of the Borrowers, determined in accordance with GAAP, eliminating the effect of accumulated foreign currency translation adjustments therefrom and adding thereto (a) subordinated debt which is subordinated to all obligations owed to the Bank on terms and conditions acceptable to the Bank and (b) an amount equal to any reserve or charge, if any, in an amount not in excess of $700,000 resulting from FASB 106.

         "Term Loan" has the meaning assigned to such term in Section 2.01(b) hereof.

         "Term Loan Commitment" means the obligation of the Bank to make the Term Loan under this Agreement, in the aggregate principal amount of $6,500,000 or an equivalent amount in Pounds Sterling.

         "Term Note" means the promissory note issued by Farrel Shaw in the form of Exhibit A-2 hereto evidencing the Term Loan made by the Bank hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

         "Term Note Termination Date" means December 31, 2002; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day); and provided further that the Bank may extend the Termination Date by providing written notice to the Borrowers.

         "Title IV Plan" means a Plan covered by Title IV of ERISA.

         "Transaction Fee" has the meaning assigned to such term in Section 2.11(c).

         "U.K. Base Rate" means that rate of interest from time to time announced by Chase London at its principal office in the United Kingdom as its base rate.

         "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of either Borrower or any ERISA Affiliate under Title IV of ERISA.

         "Uniform   Customs"   means  the  Uniform   Customs  and  Practice  for
Documentary   Credits  (1993  Revision),   International   Chamber  of  Commerce
Publication No. 500, as the same may be amended from time to time.

         "U.S. Prime Rate" means that rate of interest from time to time announced by the Bank at the Principal Office as its prime commercial lending rate.

         "Variable Rate" means, for any day, (a) in the case of Dollar borrowing, the higher of (i) the Federal Funds Rate for such day plus 1/4 of one percent and (ii) the U.S. Prime Rate for such day, and (b) in the case of Pounds Sterling borrowings, the U.K. Base Rate plus one and 1/4 percent.

         "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

         "Welfare Plan" means a Plan that is an "employee welfare benefit plan" within the meaning of section 3(1) of ERISA.

         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                              ARTICLE 2. THE CREDIT

         Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving credit loans (the "Revolving Credit Loans") to any Borrower from time to time from and including the date hereof to and including the Revolving Credit Termination Date

                  (i) in the case of each of the U.K.  Companies,  up to but not
         exceeding  in  the   aggregate   principal   amount  at  any  one  time
         outstanding, the amount of the lesser of

                           (A) the Revolving Credit Commitment less L/C Obligations less the aggregate principal amount of Revolving Credit Loans outstanding from the Bank to the U.S. Company and the other U.K. Company;

                           (B) the Borrowing Base less L/C Obligations  less the
                  aggregate principal amount of Revolving Credit Loans outstanding from the Bank to the U.S. Company and the other U.K. Company less the principal amount of the Term Loan outstanding; or

                           (C) the Direct Borrowing  Sublimit less the aggregate
                  principal amount of Revolving Credit Loans outstanding from the Bank to the U.S. Company and the other U.K. Company; and

                  (ii) in the case of the U.S. Company, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of the lesser of

                           (A)  the  Revolving   Credit   Commitment   less  L/C
                  Obligations less the principal amount of Revolving Credit Loans outstanding from the Bank to the U.K. Companies;

                           (B) the  Borrowing  Base (U.S.) less L/C  Obligations
                  issued by the Bank for the benefit of the U.S. Company less the excess, if any, of (x) the Aggregate Outstandings from the Bank to or for the benefit of the U.K. Companies over (y) the sum of 85% of the Eligible U.K. Receivables plus 50% of Eligible U.K. Inventory less the principal amount of the Term Loan outstanding; or

                           (C) the  excess,  if  any,  of the  Direct  Borrowing
                  Sublimit over the principal amount of Revolving Credit Loans outstanding from the Bank to the U.K. Companies.

The Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date.

         (b) Subject to the terms and conditions of this Agreement, the Bank agrees to make a term loan (the "Term Loan") to Farrel Shaw on the Closing Date, in an amount equal to the amount of its Term Loan Commitment. The Term Loan shall be repaid in twenty quarterly equal installments of principle each such installment to be payable on the last day of each March, June, September and December beginning on March 31, 1998 and ending on the Term Loan Termination Date.

         (c) The Loans may be made in Dollars, Pounds Sterling or an Alternative Currency as follows: (i) any Loan made pursuant to Subsection 2.01(f) shall be made in Pounds Sterling; (ii) any other Variable Rate Loan shall be made in Dollars; (iii) the Term Loan shall be made in Pounds Sterling; and (iv) any Fixed Rate Loan shall be made in the currency specified by the respective Borrower in the notice of borrowing received by the Bank in accordance with
Section 2.08.

         (d) The Loans may be outstanding as Variable Rate Loans or Fixed Rate Loans (each a "type" of Loan) as follows: (i) any Loan outstanding pursuant to subsection 2.01(f) shall be a Variable Rate Loan; (ii) any Loan outstanding in an Alternative Currency shall be a Fixed Rate Loan; and (iii) any other Loan outstanding shall be the type of Loan specified by the respective Borrower in the notice of such borrowing or conversion thereof received by the Bank in accordance with Section 2.08.

         (e) (i) Subject to the terms and conditions hereof, the Bank agrees to issue Letters of Credit for the account of any Borrower on any Banking Day prior to the Revolving Credit Termination Date in such form as may be approved from time to time by the Bank; provided that the Bank shall have no obligation to issue any Letter of Credit.

                  (A) for the benefit of any U.K. Company if, after giving effect to such issuance, the Aggregate Outstandings from the Bank to or for the benefit of the U.K. Companies (other than the principal amount of the Term Loan outstanding) would exceed the lesser of

                           (1)  the  Revolving   Credit   Commitment   less  the
                  Aggregate Outstandings from the Bank to or for the benefit of the U.S. Company; or

                           (2)   the   Borrowing   Base   less   the   Aggregate
                  Outstandings from the Bank to or for the benefit of the U.S. Company; or

                  (B) for the benefit of the U.S. Company if, after giving effect to such issuance, the Aggregate Outstandings from the Bank to or for the benefit of the U.S. Company would exceed the lesser of

                           (1) the Revolving Credit Commitment less the Aggregate Outstandings from the Banks to or for the benefit of the U.K. Companies (other than the principal amount of the Term Loan outstanding); or

                           (2) the  Borrowing  Base (U.S.)  less the excess,  if
                  any, of (x) the Aggregate Outstandings from the Bank to or for the benefit of the U.K. Companies over (y) the sum of 85% of the Eligible U.K. Receivables plus 50% of Eligible U.K. Inventory, less the principal amount of the Term Loan outstanding.

         Each Letter of Credit shall be denominated in Dollars, Pounds Sterling or an Alternative Currency. On the Revolving Credit Termination Date each Borrower for whose benefit a Letter of Credit has been issued must (i) deposit in accounts maintained at the Issuing Bank(s) cash reserves for the benefit of the Issuing Bank(s) in the amount of all L/C Obligations for any Letters of Credit of such Issuing Bank(s) to remain outstanding for the benefit of such Borrower after the Revolving Credit Termination Date including reasonable estimated commissions, out-of-pocket charges and handling fees, or (ii)
otherwise provide for a financial institution acceptable to the Bank to indemnify the Issuing Bank(s) against loss in connection with such outstanding L/C Obligations issued for the benefit of such Borrower pursuant to indemnification documentation in form and substance satisfactory to the Bank.

                  (ii) Any Borrower may from time to time request that the Bank issue a Letter of Credit by delivering to the Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the respective Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit in such customized form as may reasonably be requested by the Borrower (but in no event shall the Issuing Bank issue any Letter of Credit later than five Banking Days after receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the respective Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the respective Borrower promptly following the issuance thereof.

                  (iii) (A) The Borrowers shall pay to the Issuing Bank a letter of credit commission with respect to each Letter of Credit, payable in the same currency as that in which such Letter of Credit is denominated, computed at the rate per annum equal to 7/8 of one percent, calculated on the basis of a year of 360 days for the actual days elapsed, of the aggregate undrawn amount under such Letter of Credit on the date on which such fee is calculated. Such commissions shall be payable quarterly in advance on each L/C Fee Payment Date to occur after the issuance of a Letter of Credit and shall be nonrefundable.

                        (B) In the case of an assignment of all or any part of the Loans or Commitments pursuant to Section 11.05 of this Agreement, the letter of credit commission referred to in Clause (A) above shall be paid to the Issuing Bank for the account of the participating banks, pro rata according to their respective commitments.

                  (iv) The Borrowers agree to reimburse the Issuing Bank for each draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in the same currency as that in which such Letter of Credit is denominated and in immediately available funds on the date that such draft is paid. It is expressly understood and agreed that (a) the reimbursement obligations and fees with respect to the Letters of Credit issued for the benefit of the U.S. Company hereunder are solely the obligation of the U.S. Company and that the U.K. Companies shall have no liability with respect to such obligations and (b) all other obligations of the Borrowers pursuant to Section 2.01(e) are the joint and several obligations of the Borrowers.

                  (v) The Borrowers' obligations under this subsection shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Bank or any beneficiary of a Letter of Credit. The Borrowers also agree with the Bank that the Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection
(iv) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Borrowers and shall not result in any liability of the Bank to the Borrowers.

                  (vi) If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrowers of the date and amount thereof. The responsibility of the Issuing Bank to the Borrowers in connection with any draft presented for payment under the Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  (vii) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2.01(e), the provisions of this Section 2.01(e) shall apply.

         (f) Subject to the terms and conditions hereof, the Bank shall automatically advance as Revolving Credit Loans hereunder, without the requirement of a formal borrowing notice from the Borrowers, up to an aggregate amount of ?1,000,000 to the U.K. Companies? demand deposit accounts maintained at Chase London from time to time in order to provide sufficient available funds to honor checks and drafts drawn on such accounts. Each such check and draft requiring any advance under this subsection 2.01(f) shall constitute a request by the Borrowers to the Bank for the borrowing of a Variable Rate Loan in the amount of such advance on the date of such check or draft.

         Section 2.02. The Note. The Revolving Credit Loans shall be evidenced by a single promissory note in favor of the Bank, substantially in the form of Exhibit A-1, dated the Closing Date , duly completed and executed. The Term Loan shall be evidenced by a single promissory note in favor of the Bank, substantially in the form of Exhibit A-2, dated the Closing Date, duly completed and executed.

         Section 2.03. Purpose. Farrel Shaw shall use the proceeds of the Term Loan and the Revolving Credit Loans borrowed by it to repay the funds borrowed from Farrel Limited to finance the Acquisition and for general corporate purposes and the other Borrowers shall use the proceeds of the Revolving Credit Loans for general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

         Section 2.04. Borrowing Procedures. Any Borrower which intends to effect a borrowing shall give the Bank notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 12:00 noon New York City time on the date of such borrowing in the case of a borrowing of a Variable Rate Loan or 12:00 noon New York City time on the Banking Day three Banking Days prior to the date of such borrowing in the case of a Fixed Rate Loan, the Bank shall through the appropriate Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made on such day available to such Borrower, in immediately available funds, by the Bank crediting an account of such Borrower designated by such Borrower and maintained at the appropriate Lending Office.

         Section 2.05. Prepayments and Conversions. The Borrowers shall have the right to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that: (a) the respective Borrower shall give the Bank notice of each such prepayment or conversion as provided in Section 2.08; (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans unless the Borrowers concurrently with any such prepayment or conversion shall pay to the Banks any compensation called for under Section 3.04. In the case of the Term Loan, all prepayments shall be applied to the principal installments of the Term Loan in the inverse order of their maturities.

         Section 2.06. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the respective Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitation: (i) no Interest Period may extend beyond the Revolving Credit Termination Date (in the case of a Revolving Credit Loan) or the Term Loan Termination Date (in the case of the Term Loan); (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available;
(iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) no more than five Interest Periods may be outstanding at any one time.

         (b) Upon notice to the Banks as provided in Section 2.08, the respective Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If such Borrower shall fail to give notice to the Bank of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan at the then applicable Dollar equivalent on the last day of the current Interest Period; provided that the foregoing shall not prevent the conversion of any type of Loan into another type of Loan in accordance with Section 2.05.

         Section 2.07. Changes of Commitment. Immediately following the making of the Term Loan, the Term Loan Commitment shall be terminated on the Closing Date and shall not be reinstated. The Borrowers shall have the right to reduce or terminate the amount of unused Revolving Credit Commitment at any time or from time to time, provided that: (a) the Borrowers shall each give notice of each such reduction or termination to the Bank as provided in Section 2.08; and
(b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Revolving Credit Commitment once reduced or terminated may not be reinstated.

         Section 2.08. Certain Notices. Notices by the respective Borrower to the Bank of each borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05, each renewal pursuant to Section 2.06(b), and each reduction or termination of the Revolving Credit Commitment pursuant to
Section 2.07 shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon New York City time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans, given on the Banking Day therefor;
(ii) Fixed Rate Loans, given three Banking Days prior thereto; (b) in the case of reductions or termination of the Revolving Credit Commitment, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.09) and type of the Loan to be borrowed or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion, the currency in which such Loan is to be made and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Revolving Credit Commitment to be reduced or terminated.

         Section 2.09.  Minimum  Amounts.  Except for (i) Loans made pursuant to
Section 2.01(f), and (ii) Variable Rate Loans which exhaust the full remaining amount of the Revolving Credit Commitment, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or the entire Term Loan, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to
(i) $100,000 in the case of Variable Rate Loans and (ii) $1,000,000 or larger amounts in increments of $100,000 or the respective Alternative Currency equivalent, in the case of Fixed Rate Loans made in Dollars or such Alternative Currency, and ?500,000 or larger amounts in increments of ?100,000 in the case of Fixed Rate Loans made in Pounds Sterling (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans having concurrent Interest Periods shall be at least equal to $1,000,000, $500,000 or such amounts in any Alternative Currency as shall be determined by the Bank in the case of Fixed Rate Loans made in Dollars, Pounds Sterling or an Alternative Currency, respectively. The Bank may in its sole discretion agree to advance Fixed Rate Loans in smaller denominations upon the request of the Borrowers.

         Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrowers hereunder including Letters of Credit reimbursement obligations or under the Notes shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

         (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December, commencing the first such date after such Loan; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.

         (d) Interest shall be payable in the currency which is applicable to each respective loan.

         Section 2.11. Fees. (a) The Borrowers shall pay to the Bank a commitment fee (the "Commitment Fee") in Dollars on the daily average of the lesser of (i) the Direct Borrowing Sublimit less the amount of the Revolving Credit Loans outstanding and (ii) the Revolving Credit Commitment less the Aggregate Outstandings (excluding the Term Loan) for the period from and including the Closing Date to the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date at a rate equal to 3/8 of one percent per annum, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued Commitment Fee shall be due and payable in arrears upon any termination of the Revolving Credit Commitment and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date.

         (b) Agency Fee; Facility Fee. The Borrowers shall pay to the Bank an agency fee (the "Agency Fee") of $25,000 per annum which shall be due and payable in arrears on March 31 of each year commencing March 31, 1998 and on the termination date of the Revolving Credit Commitment for the pro rata portion of the year to such date.

         (c) Transaction Fee. The Borrowers shall pay to the Bank a transaction fee (the "Transaction Fee") equal to $50,000 on the Closing Date.

         (d) Advisory Fee. Upon the parties? execution of this Agreement and the closing of the transactions contemplated hereby, the Bank shall be deemed to have earned the balance of the $80,000 advisory fee set forth in the Fifth Amendment to the Existing Credit Agreement, which amount was previously paid by the U.S. Company, and thereupon the Letter Agreement dated October 30, 1995 shall be deemed terminated and of no further force or effect.

         Section 2.12. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars, Pounds Sterling or in the respective Alternative Currency, as appropriate, in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the applicable Lending Office. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any Borrower with the Bank. The Borrowers shall, at the time of making each payment under this Agreement, the Notes, the Letters of Credit or any other Facility Document, specify to the Bank the principal, other amount payable by the Borrowers under this Agreement, the Notes, the Letters of Credit or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement, the Notes, the Letters of Credit or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

         Section 2.13. No Withholding; Gross-Up. All payments on account of principal of an interest on the Notes and all other amounts payable under this Agreement, the Notes, the Letters of Credit or the other Facility Documents shall be made without withholding for or on account of any present or future taxes imposed by any Governmental Authority. If any such withholding is so required, each Borrower shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

         Section 2.14. Currency Equivalent. For purposes of the provisions of this Article 2, (a) the equivalent in Dollars of Pounds Sterling or any Alternative Currency shall be determined each month on the earlier of (i) the tenth day of such month or (ii) the date the Borrowers deliver to the Bank a Borrowing Base Certificate and a Backlog Certificate pursuant to Section 6.08(c), by using the quoted spot rate at which the Bank offers to exchange Dollars for such currency at 11:00 A.M. (New York City time) on such date and shall remain in effect until determined in the next subsequent month and (b) the equivalent in any Pounds Sterling or any Alternative Currency of Dollars shall be determined each month on the earlier of (i) the tenth day of such month or
(ii) on the date the Borrowers deliver to the Bank a Borrowing Base Certificate and a Backlog Certificate pursuant to Section 6.08(c) by using the quoted spot rate at which the Bank offers to exchange such currency for Dollars at 11:00 A.M. (New York time) on such date and shall remain in effect until determined in the next subsequent month.

         Section 2.15. Foreign Exchange. Upon request of any Borrower the Bank will, subject to market conditions and availability, enter into Foreign Exchange Contracts for the account of the Borrowers in amounts up to ?3,000,000. Such Foreign Exchange Contracts shall be subject to the Bank's normal policies and procedures for such transactions, including its underwriting requirements and the payment by the Borrowers of the Bank's customary fees and charges for such transactions, and shall be accomplished pursuant to documentation satisfactory in all respects to the Bank. Any such documentation shall be deemed to be Facility Documents hereunder and under the terms and provisions of the other Facility Documents.


                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.01. Additional Costs. (a) The Borrowers shall pay to the Bank from time to time on demand such amounts as the Bank may reasonably determine to be necessary to compensate it for any costs which the Bank reasonably determines are attributable to the making or maintaining any Fixed Rate Loans under this Agreement or the Notes or the obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank or of any Lending Office for any of such Loans by the jurisdiction in which the Principal Office, the principal office of Chase London or such Lending Office is located); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities). The Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determine to request such compensation.

         (b) Without  limiting the effect of the  foregoing  provisions  of this
Section 3.01, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrowers, the obligation of the Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect, and the Borrowers shall on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or convert such Loans into another type of Loan in accordance with Section 2.05.

         (c) Without  limiting the effect of the  foregoing  provisions  of this
Section 3.01 (but without duplication), the Borrowers shall pay to the Bank from time to time on request such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs which it reasonably determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Borrowers if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

         (d)  Determinations  and  allocations  by the Bank for purposes of this
Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on the costs of making or maintaining Loans or the obligation to make Loans, or on amounts receivable by, or the rate of return to, the Bank in respect of Loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if the Bank reasonably determines (which determination shall be conclusive) that:

         (a) quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

         (b) the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans; then the Bank shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

         Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Bank or any Lending Office to (a) honor its obligation to make or renew Fixed Rate Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Fixed Rate Loans hereunder, then the Bank shall promptly notify the Borrowers thereof and the Bank's obligation to make or renew Fixed Rate Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as the Bank may again make, renew or convert and maintain such affected Loans and the Borrowers shall, on the last day(s) of the then current Interest Period for the outstanding Fixed Rate Loans, as the case may be (or on such earlier date as the Bank may specify to the Borrowers and, if the Bank shall require such prepayment, the Borrowers shall not be liable to pay the compensation otherwise due pursuant to Section 3.04), either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

         Section 3.04. Certain Compensation. The Borrowers shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost or expense which the Bank reasonably determines is attributable to:

         (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

         (b) any failure by the Borrowers to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by the Bank on the date specified therefor in the relevant notice under Section 2.04, 2.05 or 2.06, as the case may be.

         Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market (if such Loan is a Fixed Rate Loan) for deposits in Dollars, Pounds Sterling or any applicable Alternative Currency, as the case may be, for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 3.04 shall be conclusive absent manifest error.

                         ARTICLE 4. CONDITIONS PRECEDENT

         Section 4.01. Documentary Conditions Precedent to Initial Borrowing. The obligation of the Bank to make the Loans constituting the initial borrowing or to issue any Letters of Credit is subject to the condition precedent that the Bank shall have received on or before the Closing Date each of the following, in form and substance satisfactory to the Bank and its counsel:

         (a)      counterparts of this Agreement duly executed by the Borrowers;

         (b)      the Notes duly executed by the Borrowers;

         (c) certificates of the Secretary or Assistant Secretary of each of the Borrowers, dated the Closing Date, attesting to the Certificate of Incorporation (or Charter), the Bylaws and all corporate action taken by the Borrowers, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

         (d) certificates of the Secretary or Assistant Secretary of each of the Borrowers, dated the Closing Date, certifying the names and true signatures of the officers of such Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Borrower under this Agreement;

         (e) certificates of a duly authorized officer of each of the Borrowers, dated the Closing Date, stating that the representations and warranties in
Article 5 are true and correct on such date as though made on and as of such date, all agreements and conditions required to be complied with by such date have been performed and complied with and that no event has occurred and is continuing which constitutes a Default or Event of Default;

         (f) good standing certificates and certified copies of all charter documents with respect to each of the Borrowers certified by the secretary of state of its jurisdiction of incorporation in the case of the U.S. Company and the Registrar of Companies in the case of the U.K. Companies, and evidence that each of the Borrowers is qualified as a foreign corporation in good standing in every other jurisdiction in which the nature of its business so requires, except where failure to be so qualified and in good standing does not, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers, taken as a whole, or the ability of the Borrowers to perform their obligations under the Facility Documents.;

         (g) favorable opinions of Cummings & Lockwood, U.S. counsel for the Borrowers and McFarlanes, U.K. counsel for the Borrowers, dated the Closing Date, in substantially the forms contained in Exhibits C-1 and C-2, respectively and as to such other matters as the Bank may reasonably request;

         (h) evidence that the Acquisition shall have been consummated in accordance with the Acquisition Documents;

         (i) a certificate of a duly authorized officer of Farrel Shaw, dated the Closing Date, attaching true and correct copies of (i) all material consents under any indenture, agreement, lease or instrument obtained in connection with the Acquisition and (ii) all consents and authorizations required or advisable in connection with the Acquisition under any law, rule or regulation;

         (j) certified complete and correct copies of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any);

         (k) certified complete and correct copies of each of the financial statements referred to in Section 5.05;

         (l) an initial borrowing notice of the Borrowers relating to the Loans to be made and the Letters of Credit to be issued on the Closing Date together with a letter from the Borrowers containing wire transfer instructions and account information relating to the funds to be made available by the Bank to the Borrowers on the Closing Date; and

         (m) a Borrowing Base Certificate calculated as of a date not more than 30 days prior to the Closing Date.

          Section 4.02. Additional Conditions Precedent. The obligation of the Bank to make the Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letters of Credit shall be subject to the further conditions precedent that on the date of such Loan:

          (a) the following statements shall be true:

                  (i) the representations and warranties contained in Article 5 hereof and in the other Facility Documents are true and correct in all material respects on and as of the date of such Loan or the issuance of such Letter of Credit as though made on and as of such date; and

             (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan or the issuance of such Letter of Credit; and

         (b) the Bank shall have received such approvals, opinions or documents as the Bank may reasonably request.

         Section 4.03. Deemed Representations. Each notice of borrowing or request for the issuance of a Letter of Credit hereunder and acceptance by any Borrower of the proceeds of such borrowing or the benefit of such Letter of Credit shall constitute a representation and warranty that the statements contained in Section 4.02(a) are true and correct both on the date of such notice or request and, unless the Borrowers otherwise notify the Bank prior to such borrowing or such issuance, as of the date of such borrowing or such issuance.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby jointly and severally represent and warrant, that (after giving effect to the Acquisition):

         Section 5.01. Incorporation, Good Standing and Due Qualification. Each of the Borrowers and each of their Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where failure to be so qualified and in good standing does not, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers or any such Subsidiary, taken as a whole, or the ability of the Borrowers to perform their obligations under the Facility Documents.

          Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrowers of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders that has not been obtained; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any material indenture, loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by any Borrower; or (f) cause any Borrower (or any Subsidiary or Affiliate of such Borrower, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          Section 5.03. Legally Enforceable Agreements. Each Facility Document to which any of the Borrowers is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its material terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          Section 5.04. Litigation. As of the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, against or affecting the Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which are reasonably likely to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers or any such Subsidiary, taken as a whole, or the ability of the Borrowers to perform their obligations under the Facility Documents, except for such matters as are disclosed in the U.S. Company's SEC Filings.

          Section 5.05. Financial Statements.

          (a) The consolidated and consolidating balance sheet of the Borrowers and their Consolidated Subsidiaries (other than Farrel Shaw) as at December 31, 1996, and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of such Borrowers and Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of the U.S. Company?s independent certified public accountants, copies of which have been furnished to the Bank, and the interim consolidated and consolidating balance sheet of the Borrowers and their Consolidated Subsidiaries other than Farrel Shaw as at
September 30, 1997 and the related consolidated and consolidating income statement and statements of cash flows and changes in stockholders? equity of such Borrowers and Consolidated Subsidiaries for the nine-month period then ended, copies of which have been furnished to the Bank, are complete and correct in all material respects and fairly present the financial condition of the Borrowers and their Consolidated Subsidiaries as at such dates and the results of the operations of such Borrowers and Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements). There are no liabilities of the Borrowers or any of their
Consolidated Subsidiaries (other than Farrel Shaw), fixed or contingent, which are material and which should have been but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1996. No information, exhibit or report furnished by the Borrowers to the Bank in connection with the Existing Credit Agreement at the time such material was provided to the Bank contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Since December 31, 1996, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrowers or any of their Subsidiaries, taken as a whole.

         (b) The opening balance sheet of Farrel Shaw as at the closing of the Acquisition, a copy of which has been furnished to the Bank, is complete and correct in all material respects and fairly presents the financial condition of Farrel Shaw as of such date.

         Section 5.06. Taxes. Each of the Borrowers and their Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all material taxes, assessments and governmental charges and levies thereon to be due, including interests and penalties. The federal income tax liability of the Borrowers and their Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended April, 1994.

         Section 5.07. ERISA. (a) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and, other than events or conditions for which the Borrowers have furnished a report to the Bank, no event or condition is occurring or exists concerning which the Borrowers would be under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof.

         (b) As of December 31, 1996, the amount of all Unfunded Benefit Liabilities under all Title IV Plans does not exceed approximately $400,000. As of the date these representations are made with respect to any Loan under this Agreement, the Unfunded Benefit Liabilities of all Title IV Plans have not increased in an amount that is material (as specified in Section 6.08(h)(ii) hereof.

         (c) Retiree Welfare Plan Liability of the Borrower with respect to all the Retiree Welfare Benefit Plans does not exceed $3,500,000. As of the date these representations are made with respect to any Loan under this Agreement, the Retiree Welfare benefit Plan Liability with respect to all the Retiree Welfare benefit Plans have not increased in an amount that is material (as specified in Section 6.08(h)(ii)).

         (d)       With respect to each Pension Plan:

                    (i)  if the  plan  is  intended  to be  tax-qualified  under section 401(a) of the Code, it is so qualified, its related trust is tax-exempt under section 501 of the Code, and either the plan and trust have been determined by the Internal Revenue Service to be qualified and exempt from tax under sections 401 and 501 of the Code or application for such determinations has been or will be filed with the Internal Revenue Service and responses regarding the same have not been received; and

                    (ii) there has been no ERISA Event and there is no outstanding material liability with respect to any termination of such Pension Plan.

          (e) With respect to each Pension Plan or Welfare Plan:

                    (i) Except as set forth in Schedule III, there are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against any Plan, or to the knowledge of the Borrowers, any Multiemployer Plan; and the Borrowers have no knowledge of any threatened litigation or claims against the assets of any Plan or against any fiduciary thereof with respect to the operation of any such plan that in the aggregate could have a material adverse effect on the financial condition or prospects of the Borrowers or any ERISA Affiliate or the ability of the Borrowers to perform their obligations hereunder.

                    (ii) All reports with respect to any Plan required under ERISA, the Code or any other applicable law to be filed, the failure of which to file that is reasonably likely to, in the aggregate, result in liability of any of the Borrowers in a material amount, have been filed, and all such reports are true and correct in all material respects as of the date given.

                    (iii) The Borrowers have not engaged in a "prohibited transaction" as defined in section 4975 of the Code and Title I of ERISA or participated in a breach of fiduciary responsibility (as described in section 502(1) of ERISA) that would subject any of them (after giving effect to any exemption) to the tax or penalty on prohibited transactions imposed by section 4975 of the Code or section 502 of ERISA, or any other liability, the amount of which is material.

                    (iv) Any bond required under ERISA to be obtained by any Person with respect to any Plan has been obtained and is in full force and effect, except where the failure of which is not reasonably likely to result in liability to the Borrowers and their ERISA Affiliates in an amount in excess of $20,000.

          (f) Each Welfare Plan has complied with the notice, continuation of coverage, and other applicable requirements under section 4980B of the Code in all material respects.

          (g) No Plan is a Multiemployer Plan.

          Section 5.08. Subsidiaries and Ownership of Stock. Schedule I is a complete and accurate list of the Subsidiaries of the Borrowers as of the Closing Date, showing the jurisdiction of incorporation or organization of each such Subsidiary and showing the percentage of the Borrowers' ownership of the outstanding stock or other interest of each such Subsidiary as of the Closing Date. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrowers free and clear of all Liens.

         Section 5.09. Credit Arrangements. Schedule II is a complete and correct list as of the Closing Date of all credit agreements and indentures, and all material guaranties and Capital Leases presently in effect providing for or relating to the borrowing of money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrowers or any of their Subsidiaries is in any manner directly or contingently obligated as of the Closing Date; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated.

         Section 5.10. Operation of Business. Each of the Borrowers and their Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, except where failure of such possession will not, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrowers or any such Subsidiary, taken as a whole, or the ability of the Borrowers to perform their obligations under the Facility Documents.

         Section 5.11. Hazardous Materials. The Borrowers and each of their Subsidiaries have obtained all material permits, licenses and other authorizations which are required on the Closing Date under all Environmental Laws which are applicable to the ongoing business operations of the Borrowers. The Borrowers and each of their Subsidiaries are in material compliance with the terms and conditions of all such material permits, licenses and authorizations, and with respect to the ongoing business operations of the Borrowers are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as disclosed in Schedule IV. To the extent the Borrowers or any of their Subsidiaries has failed to so comply, such failure will not have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Borrowers and their Consolidated Subsidiaries.

         In addition, except as set forth in Schedule IV hereto:

         (a) To the best of the Borrowers' knowledge, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrowers or any of their Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrowers or any of their Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ?9601(22) ("Release"), of any Hazardous
Materials generated by the Borrowers or any of their Subsidiaries, except as disclosed in Schedule IV.

          (b) Except as disclosed in Schedule IV, neither the Borrowers nor any of their Subsidiaries has handled any Hazardous Material, on any property now owned or leased by the Borrowers or any of their Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrowers and their Consolidated Subsidiaries.

          (c) As of the Closing Date no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrowers or any of their Subsidiaries, except as disclosed in Schedule IV, and no property now owned or leased by the Borrowers or any of their Subsidiaries is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA.

          (d) As of the Closing Date there are no Liens of record arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrowers or any of their Subsidiaries, and the Borrowers have no knowledge of government actions which have been taken or are in process which could subject any of such properties to such Liens and neither the Borrowers nor any of their Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (e) As of the Closing Date there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrowers or any of their Subsidiaries in relation to any property or facility now owned or leased by the Borrowers or any of their Subsidiaries which have not been made available to the Bank.

          Section 5.12. No Default on Outstanding Judgments or Orders. As of the Closing Date, each of the Borrowers and their Subsidiaries has satisfied all judgments that have been in effect for any period of 30 consecutive days, and neither the Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, or material rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign as of the date hereof.

          Section 5.13. No Defaults on Other Agreements. Neither the Borrowers nor any of their Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which is reasonably likely to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrowers or any of their Subsidiaries, taken as a whole, or the ability of the Borrowers to carry out their obligations under the Facility Documents to which they are a party.

         Section 5.14. Labor Disputes and Acts of God. As of the Closing Date, neither the business nor the properties of any Borrower or of any of their Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of such Borrower or any such Subsidiary.

         Section 5.15. Governmental Regulation. Neither Borrower nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 5.16. No  Forfeiture.   No  Forfeiture  Proceeding  against any
Borrower is pending or threatened.

         Section 5.17.     Solvency.

         (a) The present fair salable value of the assets of the Borrowers after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments and the issuance of the Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrowers and their Subsidiaries as they mature.

         (b) The property of each Borrower does not constitute unreasonably small capital for such Borrower to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each Borrower.

         (c) No Borrower intends to, nor does any Borrower believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the respective Borrower, and of amounts to be payable on or in respect of debt of such Borrower). The cash available to each Borrower, after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

         (d) No Borrower believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to each Borrower after taking into account all other anticipated uses of the cash of such Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.17), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

         Section 5.18. Representations and Warranties in the Acquisition Documents. The Bank has received a complete and correct copy of the Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Acquisition Documents have been duly executed and delivered by the Borrowers who are parties thereto and are in full force and effect with respect to such Borrowers. Each of the representations and warranties set forth in each of the Acquisition Documents of any Borrowers party thereto, and to the knowledge of the Borrowers, of each other Person party thereto, were true and correct in all material respects on and as of the date made (except for representations and warranties specifically relating to a time period other than the date of execution of the Acquisition Documents or the date of closing of the transactions contemplated by the Acquisition Documents). Each Acquisition Document is a legal, valid and binding obligation of the Borrowers party thereto, enforceable against such Persons in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors? rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). All transactions contemplated by the Acquisition Documents to be consummated on or prior to the Closing Date have been consummated without amendment, waiver or modification of the terms thereof.

                        ARTICLE 6. AFFIRMATIVE COVENANTS

          So long as the Notes shall remain unpaid, any Letters of Credit shall remain outstanding or the Bank shall have any Commitment under this Agreement, each Borrower shall:

          Section 6.01. Maintenance of Existence. Preserve and maintain, and cause each of its material Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its material Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to do so shall not have a material adverse effect on the financial condition or prospects of the Borrowers and their Subsidiaries, taken as a whole, or the ability of the Borrowers to perform their obligations hereunder.

          Section 6.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in a business of substantially the same type as conducted by it on the date of this Agreement.

          Section 6.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible), necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 6.04. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrowers and their Subsidiaries.

          Section 6.05. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          Section 6.06. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent in good faith duly contested in accordance with all applicable laws, rules, regulations and procedures and for which adequate reserves are provided, as reasonably determined by the Bank, and except where failure to do so shall not have a material adverse effect on the financial condition or prospects of the Borrowers and their Subsidiaries, taken as a whole, or the ability of the Borrowers to perform their obligations hereunder.

          Section 6.07. Right of Inspection. At any reasonable time and from time to time upon advance notice, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any such Subsidiary with any of their respective officers and directors and such Borrower's independent accountants.

          Section 6.08. Reporting Requirements. Furnish to the Bank:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, a consolidated and consolidating balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating income statement and consolidated statements of cash flows and changes in stockholders' equity of the Borrowers and their Consolidated Subsidiaries for such fiscal year, all in reasonable detail and, if required by the SEC, stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by Ernst & Young, L.L.P. or other independent accountants of national standing selected by the Borrowers;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrowers, a consolidated and consolidating balance statement of the Borrowers and their Consolidated Subsidiaries as of the end of such quarter and a consolidated and consolidating income statement and consolidated statements of cash flows and changes in stockholders' equity, of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and, if required by the SEC, stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by senior financial officers of each of the Borrowers (subject to changes resulting from audit and year-end adjustments);

          (c) as soon as practicable and in any event within 10 days after the end of each Accounting Month, a Borrowing Base Certificate and a Backlog Certificate.

          (d) promptly upon receipt thereof, copies of any management letters submitted to the Borrowers or any of their Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrowers or any such Subsidiary made by such accountants;

          (e) simultaneously with the delivery of the financial statements referred to above, a certificate of the senior financial officer of each of the Borrowers (i) certifying that to the best of their knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 8;

          (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrowers or any of their Subsidiaries which, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties or operations of such Borrower or such Subsidiary, taken as a whole;

          (g) as soon as possible and in any event within ten days after becoming aware of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrowers with respect thereto;

          (h) as soon as possible, and in any event within 15 days after any Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan shall have occurred or exist, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, which such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Borrower or an ERISA Affiliate with respect to such event or condition):

                    (i) ERISA Event with respect to a Plan; and

                    (ii) an increase in the Unfunded Benefit Liabilities of one or more Pension Plans after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrowers and their Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3-year period $500,000.

          (i) promptly after the request of the Bank, copies of each annual report filed pursuant to section 104 or Section 4065 of ERISA with respect to each Plan (including, to the extent required by ERISA, the related financial and actuarial statements and supporting statements);

          (j) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement involving an amount in any one case or in the aggregate in excess of $500,000 and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.08;

          (k) within 10 days after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Borrower or any of their Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which any Borrower or any such Subsidiary files with the SEC or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

          (l) promptly after the commencement thereof or promptly after any Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

         (m) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of their Subsidiaries as the Bank may from time to time reasonably request.

         Section 6.09. Environmental Indemnification. It is understood and agreed among the Borrowers, Subsidiaries and the Bank that the Borrowers and each of their Subsidiaries shall be solely responsible for all environmental liabilities, as described below, and the Borrowers and each of their Subsidiaries agree to release, defend, indemnify and hold harmless the Bank, and their present and future officers, directors, employees, agents, shareholders, attorneys and all of their respective heirs, representatives, successors and assigns from and against all losses, liabilities, suits, obligations, demands, fines, damages, judgments, injuries, administrative orders, consent agreements and orders, penalties, actions, causes of actions, changes, costs and expenses (including reasonable attorneys' fees and consultants' fees), claims, including but not limited to claims arising out of loss of life, injury to persons, property or business, or damages to natural resources, whether based on strict liability, tort, contract, implied or expressed warranty, statute, regulation, common law, or other Environmental Law, arising in connection with or the result of (i) any past, present or future existence, use, handling, storage, transportation, manufacture, release or disposal of any Hazardous Materials in, on, or under the Borrowers' or such Subsidiaries past, present or future properties, buildings or assets, or in connection with the Borrowers' or such Subsidiaries business operations, whether foreseeable or unforeseeable, regardless of the source, time of occurrence or the time of discovery; or (ii) any past, present or future violation (or alleged violation) of an Environmental Law in connection with the ownership, operation or control of the Borrowers' or such Subsidiaries properties, buildings, assets or business operations. The foregoing indemnification includes, without limitation, indemnification against all costs in law or in equity, of removal, response, investigation or remediation of any kind, and the disposal of any Hazardous Materials, and all costs of determining whether the Borrowers or such Subsidiaries are in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, if any such liability shall arise solely as a consequence of the affirmative actions of the Bank or as a consequence of the gross negligence of the Bank, the Borrowers shall not be liable for the indemnity contemplated hereby.

                          ARTICLE 7. NEGATIVE COVENANTS

         So long as the Notes shall remain unpaid, any Letter of Credit shall remain outstanding or the Bank shall have any Commitment under this Agreement, the Borrowers shall not:

         Section 7.01. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist Debt, except:

         (a) Debt of the Borrowers under this Agreement, the Notes, the Letters of Credit or the other Facility Documents;

         (b) Debt described in Schedule II, and any renewals, extensions or refinancings thereof;

         (c) Debt of any Borrower to any other Borrower or to any Subsidiary or of any such Subsidiary to any Borrower or another such Subsidiary;

         (d) Debt in an aggregate amount not in excess of $500,000 and which is secured by purchase money liens meeting the requirements of subsection 7.03(i);

         (e) Other Debt in an aggregate amount not in excess of $1,000,000 on a consolidated basis;

         (f)  Subordinated   Debt,  which  is  subordinated  to  the  Borrowers'
obligations to the Bank on terms and conditions acceptable to the Bank; and

         (g) Debt of the Borrowers evidenced by the Facility Loan Letter, dated December 3, 1990, relating to a loan of ?500,000 from National Westminster Bank, PLC in favor of Farrel Limited (the ?NatWest Facility?).

         Section 7.02. Guaranties, Etc. Assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties of Debt permitted under Section 7.01, and guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         Section 7.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (e) Judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by such Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (g) Liens securing obligations of any such Subsidiary to any Borrower or another such Subsidiary;

         (h) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

             (i) any property subject to any of the foregoing is acquired by such Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

             (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed the cost as of the time of acquisition of the property covered thereby to such Borrower or such Subsidiary acquiring the same;

             (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

             (iv) the obligations secured by such Lien are permitted by the provisions of Section 7.01; and

         (i)       a Lien securing the NatWest Facility.

          Section 7.04. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrowers and their Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which any Borrower or any such Subsidiary is required to pay under the terms of any such lease) in any fiscal year of the Borrowers in excess of $1,000,000; (c) leases between any Borrower and any such Subsidiary or between any such Subsidiaries; (d) Capital Leases permitted by Section 7.03 and which do not in the aggregate require the Borrowers and their Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which any Borrower or any such Subsidiary is required to pay under the terms of any such Capital Lease) in any fiscal year of the Borrowers in excess of $1,000,000.

         Section 7.05. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, including, without limitation, Farrel Rockstedt GmbH or any other Subsidiary which is not a Borrower and, further expressly provided, that the U.S. Company will make no such investment in the U.K. Companies except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by the Bank or an affiliate of the Bank, or any commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Borrower or any such Subsidiary; and (e), in the case of the U.S. Company, the repurchase of its own issued and outstanding common stock for a purchase price in any one case or in the aggregate not in excess of $350,000 in any fiscal year.

         Section 7.06. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of any Borrower or another such Subsidiary, except that: (a) any Borrower may declare and deliver dividends and make distributions payable solely in common stock of such Borrower; (b) any Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (c) the U.S. Company may pay cash dividends in any fiscal quarter in amounts in any one case or in the aggregate not in excess of (i) the amount spent to repurchase such company?s issued and outstanding capital stock in accordance with Section 7.05(e) hereof during such four fiscal quarters and
(ii) 25% of the cumulative consolidated net income after taxes during the most recently completed four fiscal quarters, less the cumulative total amount of dividends paid in respect of its capital stock during such four fiscal quarters. Notwithstanding the foregoing, the Bank acknowledges and agrees that from April 23, 1997 through June 30, 1998, the U.S. Company may pay cash dividends in respect of its capital stock in an aggregate amount of not more than four million ($4,000,000) and that the taking of such action by the U.S. Company shall not constitute a breach or violation of this Section 7.06; provided, however, that at the time such action is to be taken by the U.S. Company, if at all, the Borrowers shall not otherwise be in default of this Section 7.06 as regards or as a result of any other action or transaction and shall not be in default of any other terms or conditions of this Agreement.

         Section 7.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests) except (a) if, after giving effect to such transaction, the aggregate amount of the greater, in each instance, of (x) the net book value, or (y) the fair market value, of all such properties and assets so disposed of in any fiscal year is less than the lesser of $2,000,000 or 5% of Consolidated Tangible Net Worth as of the beginning of such fiscal year, (b) for inventory disposed of in the ordinary course of business; (c) the sale or other disposition of assets no longer used or useful in the conduct of its business; (d) if all proceeds thereof (after payment of reasonable expenses of the transaction) shall promptly be applied either (i) to the acquisition by the Borrowers or such Subsidiaries of other assets which are necessary or useful in its business or (ii) to the prepayment of an equal principal amount of the Loans in accordance with the terms of this Agreement; and (e) that any such Subsidiary may sell, lease, assign or otherwise transfer its assets to any Borrower.

         Section 7.08. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, except in connection with a transaction permitted under Section 7.10, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

         Section 7.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) transactions between Borrowers, and (c) transactions entered into prior to the Closing Date between Affiliates as disclosed on the U.S. Company's SEC Filings, whether or not at arm's length.

         Section 7.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so except that: (a) any such Subsidiary may merge into or transfer assets to such Borrower; or (b) any such Subsidiary may merge into or consolidate with or transfer assets to any other such Subsidiary

         Section 7.11. No Activities Leading to Forfeiture. Engage in or cause or suffer any of its Subsidiaries or Affiliates to engage in or propose to be engaged in the conduct of any business or activity which are reasonably likely to result in a Forfeiture Proceeding.

         Section 7.12. ERISA Compliance. Take or omit to take any action, or permit any ERISA Affiliate to take or omit to take any action, that constitutes or would result in a liability of any Borrower or an ERISA Affiliate in an amount in excess of $500,000 with respect to (i) an ERISA Event, (ii) failure to comply with the requirements of COBRA by any Welfare Plan, (iii) failure to comply with the requirements of ERISA, the Code or any other applicable law by, or with respect to, any Pension or Welfare Plan, (iv) increase in Unfunded Benefit Liability with respect to a Pension Plan, (v) liability with respect to any Welfare Plan other than a Retiree Welfare Plan, or (vi) liability of the Borrowers or any ERISA Affiliate with respect to any Retiree Welfare Plan in excess of $3,500,000.


                         ARTICLE 8. FINANCIAL COVENANTS

         So long as the Notes shall remain unpaid, any Letter of Credit shall remain outstanding or the Bank shall have any Commitment under this Agreement:

         Section 8.01. Minimum Tangible Net Worth. The Borrowers shall maintain at all times a Consolidated Tangible Net Worth of not less than $23,000,000.

         Section 8.02. Leverage RatioSection. The Borrowers shall maintain at all times a ratio of consolidated total liabilities plus L/C Obligations to Consolidated Tangible Net Worth of not greater than 1.75 to 1.

         Section 8.03. Interest Coverage. The Borrowers shall maintain for each fiscal year a ratio of EBIT to Interest Expense of not less than 3 to 1.

         Section 8.04. Current Ratio. The Borrowers shall maintain at all times Current Assets in an amount equal to not less than 1.5 times Current Liabilities.

         Section 8.05. Debt Service Coverage. The Borrowers shall maintain for each fiscal year a ratio of (a) EBITDA minus Capital Expenditures to (b) Debt Service Charges of not less than 1.25 to 1.


                          ARTICLE 9. EVENTS OF DEFAULT

         Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

         (a) the Borrowers shall: (i) fail to pay the principal of the Notes or any Reimbursement Obligations as and when due and payable; or (ii) fail to pay interest on the Notes or any fee or other amount due hereunder within five days of when due and payable;

         (b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any other Facility Document to which it is a party or which is contained in any material certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) the Borrowers shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Article 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.01) in any Facility Document and such failure shall continue for 30 consecutive days after written notice received from the Bank;

         (d) any Borrower or any of their respective Subsidiaries shall: (i) fail to pay any indebtedness in an amount in excess of $500,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; and, in either event such failure or default shall continue for 30 consecutive days after written notice received from the Bank;

         (e) any Borrower or any of their respective Subsidiaries: (A) (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.03(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more or (B) (i) without prejudice to any other provision of
Article 9 the following events in relation to the U.K. Companies shall also be Event of Default:

                  (i) the passing by either U.K. Company of a resolution for the liquidation of such U.K. Company other than for the purpose of a bona fide amalgamation or reconstruction on terms previously approved in writing by the Bank;

                  (ii) the presentation for a tribunal for the making of an administration order in respect of either U.K. Company;

                  (iii) the making of a proposal under Part I of the United Kingdom Insolvency Act 1986 or under any statutory re-enactment or modification thereof for a composition in satisfaction of either U.K. Company's debts or a scheme of arrangement of its affairs;

                  (iv) the appointment of any person as an administrative receiver of either U.K. Company; and

                  (v) the appointment of a manager of either U.K. Company's property or any substantial part thereof.

         (f) one or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Borrower or any of their respective Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) any event or condition shall occur or exist with respect to any Plan concerning which any Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, such Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability with respect to a Title IV Plan, the PBGC or a section 4042 Trustee (or any combination of the foregoing) that is in excess of $500,000;

         (h) the Unfunded Benefit Liabilities of one or more Pension Plans have increased after the date of this Agreement in an amount that is material (as specified in Section 6.08(h)(ii) hereof);

         (i) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of Farrel Corporation cease for any reason to constitute a majority of the board of directors of the U.S. Company; or

         (j) any Forfeiture Proceeding shall have been commenced or any Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.08(l).

         Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrowers, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Issuing Bank to issue and Letters of Credit, and
(b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes, the Letters of Credit and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in Section 9.01(e) above, the Commitments shall be immediately terminated, and the

Notes, all interest thereon, all Reimbursement Obligations and all other amounts payable under this Agreement, the Letters of Credit or the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

                       ARTICLE 10. UNCONDITIONAL GUARANTY.

         Section 10.01. Guarantied Obligations. Each of the U.S. Company and Farrel Limited (each of the foregoing entities in such capacity individually a "Guarantor" and collectively the "Guarantors"), jointly and severally, in consideration of the execution and delivery of this Agreement by the Bank, hereby irrevocably and unconditionally guarantees to the Bank, as and for such Guarantor's own debt, until final payment has been made the due and punctual payment in full in cash in the applicable currency of all obligations of Farrel Shaw with respect to the Term Loan (the ?Guarantied Obligations?), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of this Agreement, the Term Note and the other Facility Documents, it being the intent of the Guarantors that the guaranty set forth in this Section 10.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection.

         Section 10.02. Performance Under This Agreement. In the event Farrel Shaw fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Term Note, or if Farrel Shaw shall fail to perform, keep, observe, or fulfill any other obligation referred to in Section
10.01 hereof in the manner provided in this Agreement, the Term Note or the other Facility Documents, and any such failure shall remain uncured at the expiration of any applicable cure period provided herein or in the other Facility Documents, the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

         Section 10.03. Waivers. To the fullest extent permitted by law, each Guarantor does hereby waive:

         (a) notice of acceptance of the Unconditional Guaranty;

         (b) notice of any borrowings under this Agreement by Farrel Shaw;

         (c) notice of the amount of the Guarantied Obligations, subject to each Guarantor's right to make inquiry of the Bank to ascertain the amount of the Guarantied Obligations at any reasonable time;

         (d) notice of adverse change in the financial condition of Farrel Shaw, or any other guarantor or any other fact that might increase each Guarantor's risk hereunder;

         (e) notice of presentment for payment, demand, protest, and notice thereof as to the Term Note or any other Facility Document;

         (f) notice of any Default or Event of Default by Farrel Shaw;

         (g) all other notices and demands to which each Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to each Guarantor hereunder or under the other Facility Documents);

         (h) the right by statute or otherwise to require the Bank to institute suit against Farrel Shaw or any other guarantor or to exhaust the rights and remedies of the Bank against Farrel Shaw or any other guarantor, each Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Bank by each Guarantor;

         (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Farrel Shaw or by reason of the cessation from any cause whatsoever of the liability of Farrel Shaw in respect thereof; and

         (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of each Guarantor made under any judgment, order or decree based on this Agreement, and each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Guarantied Obligations shall have been paid in full, each of the Guarantors hereby agrees to completely subordinate any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any property of Farrel Shaw. Nothing shall discharge or satisfy the obligations of any Guarantor hereunder except the full and final performance and indefeasible payment in cash in the applicable currency of the Guarantied Obligations by such Guarantor, upon which the Bank agrees to transfer and assign its interest in the Term Note to such Guarantor without recourse, representation or warranty of any kind (other than that the Bank owns the Term Note and that the Term Note is free of Liens created by the
Bank). All of the Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration thereof forthwith become due and payable without notice.

         Section 10.04. Releases. Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Bank, in the manner provided herein, by action or inaction, may:

         (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, the Term Note;

         (b) grant other indulgences to Farrel Shaw in respect thereof;

         (c) amend or modify in any manner and at any time (or from time to time) the Term Note in accordance with Section 11.01 or otherwise;

         (d) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

         (e) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Guarantied Obligations.

         Section 10.05. Marshaling. Each of the Guarantors consents and agrees that:

         (a) the Bank shall be under no obligation to marshal any assets in favor of each Guarantor or against or in payment of any or all of the Guarantied Obligations; and

         (b) to the extent Farrel Shaw or any other guarantor makes a payment or payments to the Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the Guarantied Obligations or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Guarantor shall remain liable for such Guarantied Obligation.

         Section 10.06. Liability. Each of the Guarantors agrees that the liability of such Guarantor in respect of this Article 10 shall not be contingent upon the exercise or enforcement by the Bank of whatever remedies the Bank may have against Farrel Shaw or any other guarantor or the enforcement of any Lien or realization upon any security the Bank may at any time possess.

         Section 10.07. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 10 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Guarantied Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Term Note) of or by Farrel Shaw or any other guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Term Note and the other Facility Documents) of Farrel Shaw or any other guarantor.

         Section 10.08. Election to Perform Obligations. Any election by any of the Guarantors to pay or otherwise perform any of the Guarantied Obligations, whether pursuant to this Article 10 or otherwise, shall not release such Guarantor from any of its other obligations under the Notes, the Letters of Credit or any of the other Facility Documents.

         Section 10.09. No Election. The Bank shall have the right to seek recourse against any one or more of the Guarantors to the fullest extent provided for herein for such Guarantor's obligations under this Agreement (including, without limitation, this Article 10) in respect of the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank?s right to proceed in any other form of action or proceeding or against other parties unless the Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against Farrel Shaw or any Guarantor under any document or instrument evidencing Guarantied Obligations shall serve to diminish the liability of any of the Guarantors under this Agreement (including, without limitation, this Article 10) except to the extent that the Bank finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor's right of subrogation against Farrel Shaw.

         Section 10.10. Other Enforcement Rights. The Bank may proceed, as provided in Article 10 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 10) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

         Section 10.11. Delay or Omission; No Waiver. No course of dealing on the part of the Bank and no delay or failure on the part of the Bank to exercise any right hereunder (including, without limitation, this Article 10) shall impair such right or operate as a waiver of such right or otherwise prejudice the Bank's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to the Bank may be exercised from time to time as often as may be deemed expedient by the Bank.

         Section 10.12. Restoration of Rights and Remedies. If the Bank shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, or under the Term Note, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank, then and in every such case, the Bank, Farrel Shaw and the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to their respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of the Bank shall continue as though no such proceeding had been instituted.

         Section 10.13. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 10), the Notes, or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement (including, without limitation, this Article 10), the Notes, or any of the other Facility Documents.

          Section 10.14.  Survival. The obligations of the Guarantors under this
Article 10 shall survive the transfer and payment of any Guarantied Obligation until the indefeasible payment in full of all the Guarantied Obligations.

         Section 10.15. No Withholding; Gross-Up. Each payment by a Guarantor shall be made without withholding for or on account of any present or future taxes imposed by any Governmental Authority. If any such withholding is so required, such Guarantor shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

         Section 10.16. Payment in Applicable Currency. Any payment of a Guarantied Obligation required to be made pursuant to this Agreement shall be made in the currency in which such Guarantied Obligation is required to be made pursuant to this Agreement, the Term Note or any other Facility Document.


                            ARTICLE 11. MISCELLANEOUS

          Section 11.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers and the Bank, and any provision of this Agreement may be waived by the Borrowers and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

          Section 11.03. Expenses. The Borrowers shall reimburse the Bank on demand for all out-of-pocket costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation, performance or enforcement of this Agreement, the Notes or the other Facility Documents. The Borrowers agree to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          Section 11.04. Survival. The obligations of the Borrowers under Sections 3.01, 3.04 and 11.03 shall survive the repayment of the Loans and the termination of the Commitments.

          Section 11.05. Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Bank and their respective successors and assigns, except that the Borrowers may not assign or transfer their rights or obligations hereunder. The Bank shall, at the request of the Borrowers, from time to time, assign all or any part of any Loans or Commitments to any other bank or other entity as the Borrowers may designate and, in connection therewith, the Bank shall agree to amend the Credit Agreement in a manner customary for a multi-lender credit facility, under which the Bank shall act as agent bank so long as the Bank is a party to this Agreement; provided, however, the Bank shall have no obligation to agree to an assignment which will result in the Commitments of the Bank being less than 50% of the aggregate amount of the Commitments of all banks unless the Borrowers arrange (by assignment, termination or otherwise) to reduce the Commitments of the Bank to zero. Additionally, the Bank may, with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, assign or sell participations in, all or any part of any Loans or Commitments to another bank or other entity. In the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Bank hereunder. In the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under Article 3 shall be determined as if the Bank had not sold such participation. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning the Borrowers in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

          Section 11.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Bank and to the Borrowers by ordinary mail or telex addressed to such party at its address on the signature page(s) of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid; and (b) if given by telex, when the telex is transmitted to the telex number as aforesaid; provided that notices to the Bank shall be effective upon receipt.

          Section 11.07. Waiver of Setoff Rights. The Bank hereby expressly waives any right of setoff, recoupment, banker?s liens or counterclaim it may now or hereafter have with regard to any of the Borrowers and any right to which it may now or hereafter be entitled to offset balances held by the Bank for the account of any of the Borrowers against any obligations of the Borrowers now or hereafter owed to the Bank.

          Section 11.08. Jurisdiction; Immunities. (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION

11.06. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN CONNECTICUT COUNTY. EACH BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

          (b) Nothing in this Section 11.07 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrowers or their property in the courts of any other jurisdictions.

          (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Letters of Credit and the other Facility Documents.

          Section 11.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 11.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 11.12. Integration. The Facility Documents set forth the entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.



          Section 11.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

          Section 11.14. Confidentiality. The Bank agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any nonpublic information supplied to it by the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower.

          Section 11.15. Treatment of Certain Information Each Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that information delivered to the Bank by the Borrowers may be provided to each such subsidiary and affiliate.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            FARREL CORPORATION


                                            By:/s/ Rolf Karl  Liebergesell
                                               ---------------------------
                                             Name:  Rolf Karl Liebergesell
                                             Title: Chairman,CEO and President


                                            Address for Notices:
                                            25 Main Street
                                            Ansonia, Connecticut  06401
                                            Attn:  President
                                            Fax No.: (203) 736-2836

                                            with a copy to:
                                            Attn:  Senior Financial Officer
                                            Fax No.: (203) 735-6267



                                            FARREL LIMITED


                                            By:/s/ Rolf Karl Liebergesell
                                               --------------------------
                                             Name:  Rolf Karl Liebergesell
                                             Title: Chairman,CEO and President


                                            Address for Notices:
                                            25 Main Street
                                            Ansonia, Connecticut  06401
                                            Attn:  President
                                            Fax No.:  (203) 736-2836

                                            with a copy to:
                                            Attn:  Senior Financial Officer
                                            Fax No.: (203) 735-6267

                                            FARREL SHAW LIMITED


                                            By:/s/ Rolf Karl Liebergesell
                                               --------------------------
                                               Name:  Rolf Karl Liebergesell
                                               Title: Director


                                            Address for Notices:
                                            25 Main Street
                                            Ansonia, Connecticut  06401
                                            Attn:  President
                                            Fax No.:  (203) 736-2836

                                             with a copy to:
                                             Attn: Senior Financial Officer
                                             Fax No.:  (203) 735-6267





                                             THE CHASE MANHATTAN BANK


                                             By:/s/ Thomas D. McCormick
                                                -----------------------
                                                Name:  Thomas D. McCormick
                                                Title: Vice President


                                             Address for Notices:
                                             999 Broad Street
                                             Bridgeport, Connecticut  06604
                                             Attn:  Thomas D. McCormick
                                             Fax No:  (203) 382-5302